EXHIBIT 23.3
Certified Public Accountants
     and Business Advisors
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent in Registration Statement Form SB-2 of Discovery Bancorp to the use of our audit report on Celtic Capital Corporation and Columbia Capital Corporation dated March 2, 2005, on our audit of the combined financial statements of Celtic Capital Corporation and Columbia Capital Corporation as of and for the years ended December 31, 2004 and 2003.

Good Swartz Brown & Berns LLP
June 28, 2006
Los Angeles, California
11755 Wllshire Boulevard | 17th Floor | Los Angeles | CA 90025 | TEL: 310.477.3722 | FAX: 310.312.0838